Exhibit 99.1

Media Contacts:

Nick Rangel, Kodak, +1 585-615-0549, nicholas.rangel@kodak.com

Or Southeastern Asset Management, +1 901-761-2474, longleaf@SEasset.com

Investor Contact:

Bill Love, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Eastman Kodak Announces Issuance of $100 million 5.00% Secured Convertible

Notes to Clients of Southeastern Asset Management

Proceeds to be used to repay the outstanding first lien term loans in full

ROCHESTER, N.Y.—May 21, 2019 — Eastman Kodak Company (NYSE:KODK) today announced that it has entered into an agreement for the issue and sale of $100 million aggregate principal amount of its 5.00% Secured Convertible Notes due 2021 (the “Convertible Notes”) to funds managed by Southeastern Asset Management, Inc., an employee-owned, global investment management firm (“Southeastern”).

Kodak intends to use the net proceeds of the issuance and sale of the Convertible Notes to prepay in full its outstanding first lien term loans, and the remainder for general corporate purposes. To facilitate the Convertible Notes issuance, Kodak expects to enter into an amendment to its asset based revolving credit facility to permit the incurrence of the Convertible Notes.

“Over the last few months, the Company has worked diligently to improve its capital structure. This refinancing is a major milestone for the Company and supplements the proceeds from the recent packaging sale to completely repay the Company’s first lien term debt of approximately $395 million,” said James Continenza, Kodak’s Executive Chairman. “It improves the Company’s balance sheet, provides additional capital and lowers debt service costs, which will support the realignment of our business and our emphasis on meeting our customer needs.”

The transaction has been approved by a special committee of Kodak’s board of directors comprised of independent directors who are not affiliated with Southeastern and by Kodak’s board of directors.

The transaction is expected to close during the second quarter of 2019. The closing conditions in the purchase agreement include entry by the shareholders who are not affiliated with Southeastern holding a majority of the outstanding shares of common stock into support agreements pursuant to which such shareholders agree to execute a written consent approving the issuance of the Convertible Notes, the conversion feature of the Convertible Notes and the issuance of the shares of common stock issuable upon conversion of the Convertible Notes, and related matters.

Eastman Kodak Announces Issuance of $100 million 5.00% Secured Convertible Notes to Clients of Southeastern Asset Management Page 2

Summary of Key Terms

The Convertible Notes will be issued in an aggregate principal amount of $100 million. The maturity date of the Convertible Notes will initially be November 1, 2021, which may be extended at Kodak’s option by up to three years in the event that the Series A preferred stock is refinanced with debt or equity or the mandatory redemption date of the Series A preferred stock is extended. The Convertible Notes will accrue interest at a rate of 5.00% per annum, payable to holders on conversion (as to the portion of the outstanding balance being converted) and on maturity.

At any time while the Convertible Notes are outstanding, the holders may convert the Convertible Notes to shares of common stock at a conversion rate equal to 314.9785 shares of common stock per each $1,000 principal amount of Convertible Notes (based on a conversion price equal to $3.17482 per share of common stock (the “Conversion Price”), which represents a 10% premium to the volume weighted average price of the shares of common stock for the five day trading period ended on April 9, 2019) (the “Conversion Rate”). On an as-converted basis, the Convertible Notes will represent approximately 31,497,850 shares of Common Stock, or 42.28% of the shares of Common Stock outstanding after giving effect to the issuance and conversion. The Conversion Rate and Conversion Price will be subject to certain customary anti-dilution adjustments.

Kodak may elect to convert all outstanding Convertible Notes to shares of common stock at the Conversion Price in the event that its shares of common stock trade at or above 150% of the Conversion Price for 45 trading days in any period of 60 consecutive trading days.

Kodak may also elect to repay all outstanding Convertible Notes at par plus accrued and unpaid interest during a specified period following certain fundamental transactions.

The rights of the holders to convert the Convertible Notes into shares of common stock will not be effective until the Company has obtained approval of the issuance of the Convertible Notes, the conversion feature of the Convertible Notes and the issuance of the shares of common stock issuable upon conversion of the Convertible Notes, from the holders of a majority of the outstanding shares of common stock not beneficially owned by Southeastern.

The Convertible Notes will be guaranteed by certain domestic subsidiaries of Kodak (the “Subsidiary Guarantors”) and will be secured by a second priority lien on certain receivables, inventory and other assets of Kodak and the Subsidiary Guarantors, in which the lenders under Kodak’s asset based revolving credit facility have a first priority security interest.

Eastman Kodak Announces Issuance of $100 million 5.00% Secured Convertible Notes to Clients of Southeastern Asset Management Page 3

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

About Southeastern Asset Management

Southeastern Asset Management is an employee-owned, global investment firm founded in 1975. Southeastern employs a value investment approach, focusing on long-term investments in strong businesses, which are managed by good people and trade at deeply discounted prices relative to intrinsic value. The firm seeks to build collaborative, constructive relationships with company boards and management to support long-term value creation. Southeastern is headquartered in Memphis, with global offices in London, Singapore, and Sydney. Additional information can be found at www.southeasternasset.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offer and sale of the Convertible Notes are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Accordingly, the Convertible Notes may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Eastman Kodak Announces Issuance of $100 million 5.00% Secured Convertible Notes to Clients of Southeastern Asset Management Page 4

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements are based upon Kodak’s expectations and various assumptions. The forward looking statements contained in this press release include, without limitation, statements related to: the planned issue and sale of the Convertible Notes and the timing thereof; the ability to obtain shareholder approvals and meet other closing conditions for the planned issue and sale of the Convertible Notes; the conversion of the Convertible Notes into shares of Kodak’s common stock; and the planned prepayment of Kodak’s first lien term loans from proceeds of the issue and sale of the Convertible Notes. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2018 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time.

All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

4